NEWS RELEASE

Arlo Reports Second Quarter 2019 Results

Exceeded Revenue and EPS Guidance
83.3% Paid Subscriber Growth Year Over Year
Right-sized Channel Inventory

SAN JOSE, California - August 6, 2019 - Arlo Technologies, Inc. (NYSE: ARLO), the #1 network connected camera brand (1), today reported financial results for the second quarter ended June 30, 2019.

Second Quarter 2019 Financial Highlights

•	Revenue of $83.6 million

•	GAAP gross margin of 11.5%; non-GAAP gross margin of 12.5%.

•	GAAP net loss per diluted share of $0.45, non-GAAP net loss per diluted share of $0.36.

“In the second quarter, Arlo again delivered a solid quarter through strong execution with a focus on costs, while continuing our innovation. Bringing our channel inventory in line with historical norms allowed us to continue our progress on the top line, achieving 44% sequential growth. Aided by our first full quarter of Ultra in the market, we maintained our leading market share position and performed well against our guidance metrics,” said Matthew McRae, Chief Executive Officer of Arlo Technologies. “We continue to exhibit the innovation Arlo is known for and will be adding a new camera introduction to the doorbell that will hit the market in the coming quarters. I am excited about the trajectory Arlo is on and look forward to accelerating growth in the back half of the year.”

Business Highlights

•	Service revenue of $11.2 million for Q2’19, for growth of 23.3% year over year

•	83.3% year over year paid subscriber growth in Q2

•	54.1% year over year cumulative registered user growth in Q2

•	Ultra named an Editor’s Choice by PC Magazine.

•
Announced that HomeKit, Apple’s smart home platform, is now supported on Arlo Pro and Arlo Pro 2 Security Camera Systems, allowing unique functionality through the Apple Home app and Siri voice commands.

•	Launched direct-to-consumer sales on Arlo.com, enabling a unique platform to engage with our customers, gain new insights into their preferences and drive greater lifetime value.

•	Announcing a new camera with 2K resolution and will include the same great wire-free design, range and battery performance customers enjoy with all of our cameras.

_________________________
(1) The NPD Group, Inc., U.S. Retail Tracking Service, Security & Monitoring, Camera Technology: Decentralized IP Camera and Centralized IP Camera, based on Dollars, Jan 2018-Dec 2018.

Third Quarter 2019 Business Outlook (1)

•	Revenue of $95 million to $105 million

•	GAAP gross margin between 8.1% and 11.1%, and non-GAAP gross margin between 9.0% and 12.0%

•	GAAP net loss per diluted share of ($0.53) to ($0.47), and non-GAAP net loss per diluted share of ($0.43) to ($0.37)

A reconciliation of our business outlook on a GAAP and non-GAAP basis is provided in the following table:

	Three Months Ending September 29, 2019
	Gross Margin Rate	Net Loss per Diluted Share	Tax Expense
			(in thousands)
GAAP	8.1% - 11.1%	($0.53) - ($0.47)	$300
Estimated adjustments for (1):
Separation expense	__	$0.01	__
Stock-based compensation expense	0.5%	$0.08	__
Amortization of intangibles	0.4%	$0.01	__
Tax effects of non-GAAP adjustments	__	__	__
Non-GAAP	9.0% - 12.0%	($0.43) - ($0.37)	$300
_________________________
(1) Business outlook does not include estimates for any currently unknown income and expense items which, by their nature, could arise late in a quarter, including: restructuring and other charges; litigation reserves, net; acquisition-related charges; impairment charges; discrete tax benefits or detriments relating to tax windfalls or shortfalls from equity awards; and any additional impacts relating to the implementation of U.S. tax reform. New material income and expense items such as these could have a significant effect on our guidance and future results.

Investor Conference Call / Webcast Details

Arlo will review the second quarter of 2019 results and discuss management’s expectations for the third quarter of 2019 today, Tuesday, August 6, 2019 at 5:00 p.m. ET (2:00 p.m. PT). The toll free dial-in number for the live audio call is (866) 393-4306. The international dial-in number for the live audio call is (734) 385-2616. The conference ID for the call is 9492805. A live webcast of the conference call will be available on Arlo’s Investor Relations website at https://investor.arlo.com. A replay of the call will be available via the web at https://investor.arlo.com.

About Arlo Technologies, Inc.

Arlo (NYSE: ARLO) is the award-winning, industry leader that is transforming the way people experience the connected lifestyle. Arlo’s deep expertise in product design, wireless connectivity, cloud infrastructure and cutting-edge AI capabilities focuses on delivering a seamless, smart home experience for Arlo users that is easy to setup and interact with every day. Arlo’s cloud-based platform provides users with visibility, insight and a powerful means to help protect and connect in real-time with the people and things that matter most, from any location with a Wi-Fi or a cellular connection. To date, Arlo has launched several categories of award-winning smart connected devices, including wire-free smart Wi-Fi and LTE-enabled cameras, advanced baby monitors and smart security lights.

© 2019 Arlo Technologies, Inc., Arlo and the Arlo logo are trademarks and/or registered trademarks of Arlo Technologies, Inc. and/or certain of its affiliates in the United States and/or other countries. Other brand and product names are for identification purposes only and may be trademarks or registered trademarks of their respective holder(s). The information contained herein is subject to change without notice. Arlo shall not be liable for technical or editorial errors or omissions contained herein. All rights reserved.

Contact:

Arlo Investor Relations
Erik Bylin
investors@arlo.com
(510) 315-1004

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995:

This press release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. The words “anticipate,” “expect,” “believe,” “will,” “may,” “should,” “estimate,” “project,” “outlook,” “forecast” or other similar words are used to identify such forward-looking statements. However, the absence of these words does not mean that the statements are not forward-looking. The forward-looking statements represent Arlo Technologies, Inc.’s expectations or beliefs concerning future events based on information available at the time such statements were made and include statements regarding: Arlo’s future operating performance and financial condition, expected revenue, GAAP and non-GAAP gross margins, operating margins, and tax expense; expectations regarding market expansion and future growth; and plans to invest in product innovation. These statements are based on management's current expectations and are subject to certain risks and uncertainties, including the following: future demand for the Company's products may be lower than anticipated; consumers may choose not to adopt the Company's new product offerings or adopt competing products; product performance may be adversely affected by real world operating conditions; the Company may be unsuccessful or experience delays in manufacturing and distributing its new and existing products; telecommunications service providers may choose to slow their deployment of the Company's products or utilize competing products; the Company may be unable to collect receivables as they become due; the Company may fail to manage costs, including the cost of developing new products and manufacturing and distribution of its existing offerings; the Company may fail to successfully continue to effect operating expense savings; changes in the level of Arlo's cash resources and the Company's planned usage of such resources; changes in the Company's stock price and developments in the business that could increase the Company's cash needs; fluctuations in foreign exchange rates; and the actions and financial health of the Company's customers. Further, certain forward-looking statements are based on assumptions as to future events that may not prove to be accurate. Therefore, actual outcomes and results may differ materially from what is expressed or forecast in such forward-looking statements. Further information on potential risk factors that could affect Arlo and its business are detailed in the Company's periodic filings with the Securities and Exchange Commission, including, but not limited to, those risks and uncertainties listed in the section entitled “Part II - Item 1A. Risk Factors,” in the Company's quarterly report on Form 10-Q for the fiscal quarter ended March 31, 2019, filed with the Securities and Exchange Commission on May 3, 2019. Given these circumstances, you should not place undue reliance on these forward-looking statements. Arlo undertakes no obligation to release publicly any revisions to any forward-looking statements contained herein to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Non-GAAP Financial Information:

To supplement our unaudited selected financial data presented on a basis consistent with Generally Accepted Accounting Principles (“GAAP”), we disclose certain non-GAAP financial measures that exclude certain charges, including non-GAAP gross profit, non-GAAP gross margin, non-GAAP research and development, non-GAAP sales and marketing, non-GAAP general and administrative, non-GAAP total operating expenses, non-GAAP operating income (loss), non-GAAP operating margin, non-GAAP net income(loss) and non-GAAP net income (loss) per diluted share. These supplemental measures exclude adjustments for separation expense, stock-based compensation expense, amortization of intangibles, activist shareholder response costs, restructuring and other charges, litigation reserves, and the related tax effects. These non-GAAP measures are not in accordance with or an alternative for GAAP, and may be different from similarly-titled non-GAAP measures used by other companies. We believe that these non-GAAP measures have limitations in that they do not reflect all of the amounts associated with our results of operations as determined in accordance with GAAP and that these measures should only be used to evaluate our results of operations in conjunction with the corresponding GAAP measures. The presentation of this additional information is not meant to be considered in isolation or as a substitute for the most directly comparable GAAP measures. We compensate for the limitations of non-GAAP financial measures by relying upon GAAP results to gain a complete picture of our performance.

In calculating non-GAAP financial measures, we exclude certain items to facilitate a review of the comparability of our operating performance on a period-to-period basis because such items are not, in our view, related to our ongoing operational performance. We use non-GAAP measures to evaluate the operating performance of our business, for comparison with forecasts and strategic plans, and for benchmarking performance externally against competitors. In addition, management’s incentive compensation is determined using certain non-GAAP measures. Since we find these measures to be useful, we believe that investors benefit from seeing results “through the eyes” of management in addition to seeing GAAP results. We believe that these non-GAAP measures, when read in conjunction with our GAAP measures, provide useful information to investors by offering:

· the ability to make more meaningful period-to-period comparisons of our on-going operating results;
· the ability to better identify trends in our underlying business and perform related trend analyses;
· a better understanding of how management plans and measures our underlying business; and
· an easier way to compare our operating results against analyst financial models and operating results of competitors that supplement their GAAP results with non-GAAP financial measures.

The following are explanations of the adjustments that we incorporate into non-GAAP measures, as well as the reasons for excluding them in the reconciliations of these non-GAAP financial measures:

Separation expense consists of expenses that are related to the separation of our business from NETGEAR. These consist primarily of third-party consulting fees, legal fees, IT costs, employee bonuses for services related to the separation, and other one-time expenses incurred to complete the separation. We consider our operating results without these charges when evaluating our ongoing performance and forecasting our earnings trends, and therefore exclude such charges when presenting non-GAAP financial measures. We believe that the assessment of our operations excluding these costs is relevant to our assessment of internal operations and comparisons to the performance of our competitors.

Stock-based compensation expense consists of non-cash charges for the estimated fair value of stock options, performance-based stock options, restricted stock units and shares under the employee stock purchase plan granted to employees. We believe that the exclusion of these charges provides for more accurate comparisons of our operating results to peer companies due to the varying available valuation methodologies, subjective assumptions and the variety of award types. In addition, we believe it is useful to investors to understand the specific impact stock-based compensation expense has on our operating results.

Amortization of intangibles consists primarily of non-cash charges that can be impacted by, among other things, the timing and magnitude of acquisitions. We consider our operating results without these charges when evaluating our ongoing performance and forecasting our earnings trends, and therefore exclude such charges when presenting non-GAAP financial measures. We believe that the assessment of our operations excluding these costs is relevant to an assessment of our internal operations and comparisons to our prior and future periods and to the performance of our competitors.

Activist shareholder response costs primarily consist of legal fees and third-party consulting costs incurred. We consider our operating results without these charges when evaluating our ongoing performance and forecasting our earnings trends, and therefore exclude such charges when presenting non-GAAP financial measures. We believe that the assessment of our operations excluding these costs is relevant to our assessment of internal operations and comparisons to the performance of our competitors.

Other items are the result of either unique or unplanned events, including, when applicable: restructuring and other charges and litigation reserves, net. It is difficult to predict the occurrence or estimate the amount or timing of these items in advance. Although these events are reflected in our GAAP financial statements, these unique transactions may limit the comparability of our on-going operations with prior and future periods. The amounts result from events that often arise from unforeseen circumstances, which often occur outside of the ordinary course of continuing operations. Therefore, the amounts do not accurately reflect the underlying performance of our continuing business operations for the period in which they are incurred.

Tax effects consist of the various above adjustments that we incorporate into non-GAAP measures in order to provide a more meaningful measure on non-GAAP net income. We also believe providing financial information with and without the income tax effects relating to our non-GAAP financial measures provides our management and users of the financial statements with better clarity regarding the on-going performance of our business.

Source: Arlo-F

-Financial Tables Attached-

ARLO TECHNOLOGIES, INC.

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

	As of
	June 30, 2019	December 31, 2018
	(in thousands)
ASSETS
Current assets:
Cash and cash equivalents	$93,050	$151,290
Short-term investments	44,877	49,737
Accounts receivable, net	79,707	166,045
Inventories	97,222	124,791
Prepaid expenses and other current assets	11,459	23,611
Total current assets	326,315	515,474
Property and equipment, net	27,964	49,428
Operating lease right-of-use assets, net	32,654	—
Intangibles, net	2,060	2,823
Goodwill	15,638	15,638
Restricted cash	4,134	4,134
Other non-current assets	6,697	8,449
Total assets	$415,462	$595,946

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$22,312	$82,542
Deferred revenue	26,854	26,678
Accrued liabilities	110,040	172,036
Income tax payable	792	734
Total current liabilities	159,998	281,990
Non-current deferred revenue	20,610	23,313
Non-current operating lease liabilities	31,592	—
Non-current financing lease obligation	—	19,978
Non-current income taxes payable	22	22
Other non-current liabilities	10	1,141
Total liabilities	212,232	326,444
Stockholders’ Equity:
Common stock	75	74
Additional paid-in capital	323,648	315,277
Accumulated other comprehensive income	51	—
Accumulated deficit	(120,544)	(45,849)
Total stockholders’ equity	203,230	269,502
Total liabilities and stockholders’ equity	$415,462	$595,946

ARLO TECHNOLOGIES, INC.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended			Six Months Ended
	June 30, 2019	March 31, 2019	July 1, 2018 (1)	June 30, 2019	July 1, 2018 (1)
	(in thousands, except percentage and per share data)
Revenue:
Products	$72,445	$46,608	$101,900	$119,053	$194,331
Services	11,153	11,272	9,048	22,425	17,255
Total revenue	83,598	57,880	110,948	141,478	211,586
Cost of revenue:
Products	67,839	50,284	77,211	118,123	145,054
Services	6,109	5,651	5,443	11,760	9,185
Total cost of revenue	73,948	55,935	82,654	129,883	154,239
Gross profit	9,650	1,945	28,294	11,595	57,347
Gross margin	11.5%	3.4%	25.5%	8.2%	27.1%
Operating expenses:
Research and development	17,594	18,161	13,804	35,755	25,829
Sales and marketing	14,511	14,221	13,068	28,732	24,280
General and administrative	10,914	10,536	6,318	21,450	11,196
Separation expense	717	906	11,269	1,623	17,826
Total operating expenses	43,736	43,824	44,459	87,560	79,131
Loss from operations	(34,086)	(41,879)	(16,165)	(75,965)	(21,784)
Operating margin	(40.8)%	(72.4)%	(14.6)%	(53.7)%	(10.3)%
Interest income	712	862	—	1,574	—
Other income (expense), net	31	(47)	(1,369)	(16)	(794)
Loss before income taxes	(33,343)	(41,064)	(17,534)	(74,407)	(22,578)
Provision for income taxes	349	220	288	569	607
Net loss	$(33,692)	$(41,284)	$(17,822)	$(74,976)	$(23,185)
Net loss per share:
Basic	$(0.45)	$(0.55)	$(0.29)	$(1.01)	$(0.37)
Diluted	$(0.45)	$(0.55)	$(0.29)	$(1.01)	$(0.37)
Weighted average shares used to compute net loss per share:
Basic	74,729	74,409	62,500	74,569	62,500
Diluted	74,729	74,409	62,500	74,569	62,500
________________________
(1) The three and six months ended July 1, 2018 were based on carve-out financials whereas financial periods after July 1, 2018 were based on standalone financials. Further detail regarding carve-out financials was contained in our SEC filings, including our previously filed Form 10-K, Form S-1 and related public offering prospectus, standalone financials represents our actual results for the period as a standalone public company.

ARLO TECHNOLOGIES, INC.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Six Months Ended
	June 30, 2019	July 1, 2018
	(In thousands)
Cash flows from operating activities:
Net loss	$(74,976)	$(23,185)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	7,087	1,956
Premium amortization / discount accretion on investments, net	(274)	—
Stock-based compensation	10,042	1,899
Deferred income taxes	74	—
Changes in assets and liabilities:
Accounts receivable, net	86,338	47,395
Inventories	27,569	(40,620)
Prepaid expenses and other assets	1,784	(4,558)
Accounts payable	(59,865)	4,385
Deferred revenue	(2,527)	4,553
Accrued and other liabilities	(49,913)	5,437
Net cash used in operating activities	(54,661)	(2,738)
Cash flows from investing activities:
Purchases of property and equipment	(7,116)	(7,534)
Purchases of short-term investments	(24,793)	—
Maturities of short-term investments	30,000	—
Net cash used in investing activities	(1,909)	(7,534)
Cash flows from financing activities:
Proceeds related to employee benefit plans	12	—
Restricted stock unit withholdings	(1,682)	—
Net investment from parent	—	10,297
Net cash provided by (used in) financing activities	(1,670)	10,297
Net increase (decrease) in cash and cash equivalents and restricted cash	(58,240)	25
Cash and cash equivalents and restricted cash, at beginning of period	155,424	108
Cash and cash equivalents and restricted cash, at end of period	$97,184	$133

Non-cash investing and financing activities:
Purchases of property and equipment included in accounts payable and accrued liabilities	$(2,753)	$2,166
De-recognition of build-to-suit assets and liabilities	$(21,610)	$—

ARLO TECHNOLOGIES, INC.

RECONCILIATIONS OF GAAP MEASURES TO NON-GAAP MEASURES

STATEMENT OF OPERATIONS DATA:

	Three Months Ended			Six Months Ended
	June 30, 2019	March 31, 2019	July 1, 2018	June 30, 2019	July 1, 2018
	(in thousands, except percentage data)
GAAP gross profit	$9,650	$1,945	$28,294	$11,595	$57,347
GAAP gross margin	11.5%	3.4%	25.5%	8.2%	27.1%
Stock-based compensation expense	450	369	347	819	683
Amortization of intangibles	382	381	381	763	763
Non-GAAP gross profit	$10,482	$2,695	$29,022	$13,177	$58,793
Non-GAAP gross margin	12.5%	4.7%	26.2%	9.3%	27.8%

GAAP research and development	$17,594	$18,161	$13,804	$35,755	$25,829
Stock-based compensation expense	(1,635)	(1,297)	(977)	(2,932)	(1,710)
Non-GAAP research and development	$15,959	$16,864	$12,827	$32,823	$24,119

GAAP sales and marketing	$14,511	$14,221	$13,068	$28,732	$24,280
Stock-based compensation expense	(991)	(940)	(782)	(1,931)	(1,454)
Non-GAAP sales and marketing	$13,520	$13,281	$12,286	$26,801	$22,826

GAAP general and administrative	$10,914	$10,536	$6,318	$21,450	$11,196
Stock-based compensation expense	(2,313)	(2,047)	(1,146)	(4,360)	(2,100)
Restructuring and other charges	—	—	(74)	—	(74)
Non-GAAP general and administrative	$8,601	$8,489	$5,098	$17,090	$9,022

GAAP total operating expenses	$43,736	$43,824	$44,459	$87,560	$79,131
Separation expense	(717)	(906)	(11,269)	(1,623)	(17,826)
Stock-based compensation expense	(4,939)	(4,284)	(2,905)	(9,223)	(5,264)
Restructuring and other charges	—	—	(74)	—	(74)
Activist shareholder response costs	(237)	—	—	(237)	—
Non-GAAP total operating expenses	$37,843	$38,634	$30,211	$76,477	$55,967

ARLO TECHNOLOGIES, INC.

RECONCILIATIONS OF GAAP MEASURES TO NON-GAAP MEASURES (CONTINUED)

STATEMENT OF OPERATIONS DATA (CONTINUED):

	Three Months Ended			Six Months Ended
	June 30, 2019	March 31, 2019	July 1, 2018	June 30, 2019	July 1, 2018
	(in thousands, except percentage and per share data)
GAAP operating loss	$(34,086)	$(41,879)	$(16,165)	$(75,965)	$(21,784)
GAAP operating margin	(40.8)%	(72.4)%	(14.6)%	(53.7)%	(10.3)%
Separation expense	717	906	11,269	1,623	17,826
Stock-based compensation expense	5,389	4,653	3,252	10,042	5,947
Amortization of intangibles	382	381	381	763	763
Restructuring and other charges	—	—	74	—	74
Activist shareholder response costs	237	—	—	237	—
Non-GAAP operating income (loss)	$(27,361)	$(35,939)	$(1,189)	$(63,300)	$2,826
Non-GAAP operating margin	(32.7)%	(62.1)%	(1.1)%	(44.7)%	1.3%

GAAP provision for income taxes	$349	$220	$288	$569	$607
GAAP income tax rate	(1.0)%	(0.5)%	(1.6)%	(0.8)%	(2.7)%
Tax effects	142	—	—	142	—
Non-GAAP provision for income taxes	$207	$220	$288	$427	$607
Non-GAAP income tax rate	(0.8)%	(0.6)%	(11.3)%	(0.7)%	29.9%

GAAP net loss	$(33,692)	$(41,284)	$(17,822)	$(74,976)	$(23,185)
Separation expense	717	906	11,269	1,623	17,826
Stock-based compensation expense	5,389	4,653	3,252	10,042	5,947
Amortization of intangibles	382	381	381	763	763
Restructuring and other charges	—	—	74	—	74
Activist shareholder response costs	237	—	—	237	—
Tax effects	142	—	—	142	—
Non-GAAP net income (loss)	$(26,825)	$(35,344)	$(2,846)	$(62,169)	$1,425

ARLO TECHNOLOGIES, INC.

RECONCILIATIONS OF GAAP MEASURES TO NON-GAAP MEASURES (CONTINUED)

STATEMENT OF OPERATIONS DATA (CONTINUED):

	Three Months Ended			Six Months Ended
	June 30, 2019	March 31, 2019	July 1, 2018	June 30, 2019	July 1, 2018
	(in thousands, except percentage and per share data)
NET INCOME (LOSS) PER DILUTED SHARE:
GAAP net loss per diluted share	$(0.45)	$(0.55)	$(0.29)	$(1.01)	$(0.37)
Separation expense	0.01	0.01	0.18	0.02	0.28
Stock-based compensation expense	0.07	0.06	0.05	0.15	0.10
Amortization of intangibles	0.01	0.01	0.01	0.01	0.01
Restructuring and other charges	—	—	0.00	—	0.00
Activist shareholder response costs	0.00	—	—	0.00	—
Tax effects	0.00	—	—	0.00	—
Non-GAAP net income (loss) per diluted share	$(0.36)	$(0.47)	$(0.05)	$(0.83)	$0.02

Shares used in computing GAAP net loss per diluted share	74,729	74,409	62,500	74,569	62,500
Shares used in computing non-GAAP net income (loss) per diluted share	74,729	74,409	62,500	74,569	62,500

ARLO TECHNOLOGIES, INC.

UNAUDITED SUPPLEMENTAL FINANCIAL INFORMATION

	Three Months Ended
	June 30, 2019	March 31, 2019		December 31, 2018	September 30, 2018	July 1, 2018
	(in thousands, except headcount and per share data)
Cash, cash equivalents and short-term investments	$137,927	$180,374		$201,027	$187,846	$133
Cash, cash equivalents and short-term investments per diluted share	$1.85	$2.42		$2.71	$2.70	$0.00

Accounts receivable, net	$79,707	$71,566		$166,045	$117,119	$111,113
Days sales outstanding	87	111		125	81	91

Inventories	$97,222	$131,227		$124,791	$132,479	$123,195
Ending inventory turns	2.8	1.5		3.6	2.9	2.5

Weeks of channel inventory:
U.S. retail channel	10.1	14.5		8.1	13.5	9.5
U.S. distribution channel	8.9	8.9		10.9	9.1	3.9
EMEA distribution channel	2.7	4.4		6.7	4.4	3.6
APAC distribution channel	5.1	6.7		6.0	9.2	17.4

Deferred revenue (current and non-current)	$47,464	$47,737		$49,991	$45,906	$42,389

Cumulative registered users	3,397	3,126		2,850	2,498	2,204
Paid subscribers	187	162	*	144	125	102

Headcount	402	401		386	344	153
Non-GAAP diluted shares	74,729	74,409		74,247	69,600	62,500
_________________________

*	We recently factored in an adjustment to our Q1’19 paid subscriber number and have subsequently revised the Q1’19 total to 162,000.

REVENUE BY GEOGRAPHY

	Three Months Ended						Six Months Ended
	June 30, 2019		March 31, 2019		July 1, 2018		June 30, 2019		July 1, 2018
	(in thousands, except percentage data)
Americas	$64,564	77%	$44,366	77%	$86,681	79%	$108,930	77%	$161,404	77%
EMEA	15,066	18%	9,302	16%	19,390	17%	24,368	17%	38,656	18%
APAC	3,968	5%	4,212	7%	4,877	4%	8,180	6%	11,526	5%
Total	$83,598	100%	$57,880	100%	$110,948	100%	$141,478	100%	$211,586	100%